UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NATIONAL COAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                 FLORIDA                                65-0601272
     (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)                Identification No.)


          8915 GEORGE WILLIAM ROAD
            KNOXVILLE, TENNESSEE                         37923
   (Address of Principal Executive Offices)            (Zip Code)


                            2004 NATIONAL COAL CORP.
                                   OPTION PLAN
                            (Full Title of the Plan)

                                DANIEL A. ROLING
                             CHIEF EXECUTIVE OFFICER
                               NATIONAL COAL CORP.
                            8915 GEORGE WILLIAM ROAD
                           KNOXVILLE, TENNESSEE 37923
                     (Name and Address of Agent for Service)

                                 (865) 690-6900
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                             SHERMAN OAKS, CA 91403

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
     Title of Each Class                        Proposed Maximum       Proposed Maximum         Amount Of
        of Securities          Amount To Be      Offering Price       Aggregate Offering      Registration
       To Be Registered        Registered (1)     Per Share (2)            Price (2)              Fee
----------------------------- ---------------- -------------------- ---------------------- ----------------
Common Stock, par value
   $.0001 per share..........    1,700,000           $5.17               $8,789,000             $345.41
===========================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices reported on April 11, 2008, as reported on the NASDAQ Global Market.

         PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On May 19, 2004, National Coal Corp. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-115649) (the "Initial Registration Statement") relating to shares of Common Stock to be issued pursuant to the 2004 National Coal Corp. Option Plan, as amended (the "Plan"). On March 8, 2005, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-123184) (the "Second Registration Statement" and together with the Initial Registration Statement, the "Prior Registration Statements")
relating to securities (a) of the same class as those to which the Initial Registration Statement relates and (b) to be issued pursuant to the Plan. The Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Gordon, Hughes & Banks, LLP.

         23.2     Consent of Ernst & Young LLP.

         23.3     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 15th day of April, 2008.

                              NATIONAL COAL CORP.
                              (Registrant)

                              By:         /S/ MICHAEL CASTLE
                                  ----------------------------------------------
                                  Michael R. Castle
                                  Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Daniel A. Roling and Michael R. Castle as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                              DATE
---------                      -----                              ----

     /S/ DANIEL ROLING         President, Chief Executive         April 15, 2008
---------------------------    Officer and Director
Daniel A. Roling

     /S/ MICHAEL CASTLE        Senior Vice President, Chief       April 15, 2008
---------------------------    Financial Officer
Michael R. Castle

     /S/ KENNETH SCOTT         Chairman of the Board of           April 15, 2008
---------------------------    Directors
Kenneth Scott

     /S/ ROBERT HEINLEIN       Director                           April 15, 2008
---------------------------
Robert Heinlein

     /S/ GERALD MALYS          Director                           April 15, 2008
---------------------------
Gerald Malys

                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------

5.1               Opinion of Stubbs Alderton & Markiles, LLP.

23.1              Consent of Gordon, Hughes & Banks, LLP.

23.2              Consent of Ernst & Young LLP.

23.3              Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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